                                          SCHEDULE 14A
                                         (Rule 14a-101)
                             INFORMATION REQUIRED IN PROXY STATEMENT
                                    SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of the Securities
                                      Exchange Act of 1934
Filed by the Registrant  X
Filed by a Party other than the Registrant  __
Check the appropriate box:
  __  Preliminary Proxy Statement             __ Confidential, for Use of the
                                                 Commission Only (as
  __  Definitive Proxy Statement                 permitted by Rule 14a-6(e)(2))

   X  Definitive Additional Materials

  __  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Allegheny Power System, Inc.
______________________________________________________________________________

                        (Name of Registrant as Specified in Its Charter)
______________________________________________________________________________

            (Name of Person(s) Filing Proxy Statement, if other than the
             Registrant)
______________________________________________________________________________

Payment of Filing Fee (Check the appropriate box):

   X  No fee required.
  __  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
______________________________________________________________________________

  (2) Aggregate number of securities to which transaction applies:
______________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

  (4)  Proposed maximum aggregate value of transaction:
______________________________________________________________________________

  (5)  Total fee paid:
______________________________________________________________________________

  __   Fee paid previously with preliminary materials:
______________________________________________________________________________

  __ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
_______________________________________________________________________________

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:
_______________________________________________________________________________

  (3)  Filing Party:
_______________________________________________________________________________

  (4)  Date Filed:
_______________________________________________________________________________

                         [Letterhead of Alan J. Noia]

                                                       July 24, 1997




Dear Allegheny Employee/Retiree:

Every day, our industry takes another step toward customer choice, so it's very important that we position Allegheny Power today as a leader in the coming competitive marketplace. We believe that our proposed merger with DQE, Inc. is a step in the right direction. And we are excited about the opportunities this combination offers for employees, customers, and shareholders.

All Allegheny Power shareholders recently received detailed information about the merger and a proxy card to vote their shares. Approval from the shareholders of both companies is essential for the merger to move forward.

If you are a shareholder and have not yet returned your proxy card, I urge you to vote for the merger and the name change to Allegheny Energy, Inc. If you have questions or need more information, please call the Merger Hotline at 1-800-764-7435.

As always, I appreciate and value your continued support. Your commitment to Allegheny Power is vital to our success.


                                                       Sincerely,

                                                       /s/ Alan J. Noia

                                                       Alan J. Noia

                         [Letterhead of Alan J. Noia]

                                                          July 25, 1997



IMPORTANT REMINDER

Dear Shareholder:

               We have not yet received your proxy for the Special Meeting of Shareholders of Allegheny Power System, Inc. (APS) to be held on Thursday, August 7. No matter how many or how few shares you own, your vote is important.

               At the Special Meeting, you will be asked to consider and vote upon a proposal to issue shares of common stock pursuant to the Agreement and Plan of Merger, dated as of April
5, 1997, among DQE, Inc. and APS and AYP Sub, Inc., and a proposal to approve an amendment to the Restated Charter of APS to change the name of the company to Allegheny Energy, Inc.

               Because Proposal 2, regarding changing the name of the company, requires approval by holders of a majority of the outstanding shares, failure to vote has the same effect as voting against the proposal. As stated in my letter that accompanied the proxy statement, the name change will be made whether or not the merger is consummated.

               Please take the time today to sign, date and return the enclosed duplicate proxy card in the postage-paid envelope as soon as possible. If you need another copy of the Proxy
Statement or have any questions, please contact the firm of MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at 1-800-322-2885.

               Your prompt attention to this important matter will save your company additional solicitation expense.

                                                       Sincerely,

                                                       /s/ Alan J. Noia

                                                       Alan J. Noia